UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012 (March 7, 2012)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On March 7, 2012, the Board of Directors of Luminex Corporation (the “Company”) terminated the Luminex Corporation 2006 Management Stock Purchase Plan (the “Plan”). The effective date of termination is March 7, 2012.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Luminex Corporation 2012 Long Term Incentive Plan.

On March 7, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Company adopted the Luminex Corporation 2012 Long Term Incentive Plan (the “LTIP”) and the form of Restricted Share Unit Award Agreement for awards to be granted from time to time thereunder (the “RSU Agreement”). The LTIP is intended to encourage and reward superior long-term performance from certain key executive officers, as determined by the Committee (“Participants”). Awards under the LTIP are to be granted by the Committee in the form of Restricted Share Units (“RSUs”) and are to be treated as Performance Awards under the Luminex Corporation Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”).

Grants of RSUs under the LTIP shall initially be unvested and represent the amount of shares that Participants would receive under the LTIP assuming achievement of the maximum level of performance goals established for the grant, and subject to adjustment for certain transactions and other unusual or non-recurring events and circumstances that may affect the Company, or any subsidiary or affiliate, or the financial performance of the Company or any subsidiary or affiliate. As indicated below, Patrick J. Balthrop, the Company’s President and Chief Executive Officer, was granted an award for an unvested RSU under the LTIP for $2,200,000 worth of shares of the Company’s common stock, and Harriss T. Currie, the Company’s Chief Financial Officer, Vice President, Finance, and Treasurer, was granted an award for an unvested RSU under the LTIP for $550,000 worth of shares of the Company’s common stock. The actual maximum number of shares of the Company’s common stock underlying each of these grants will be determined based upon the closing price of the Company’s common stock on the NASDAQ Global Select Market on the actual grant date in accordance with our equity award policy, or March 7, 2012. Partial or complete vesting of the RSUs shall be dependent upon the continued employment of the Participant (unless the Committee determines otherwise, in its sole discretion) and the achievement of certain performance goals, established by the Committee at the time of grant (subject to certain adjustments), during the performance period extending from the date of grant through December 31, 2014. The Committee, in its sole discretion, shall determine whether and to what extent performance goals have been achieved under outstanding awards on or before March 15, 2015 (the “Determination Date”). In the event that a Participant achieves less than the maximum level of the performance goals, the total number of shares represented by such RSU shall be reduced to reflect where actual performance lies in the range of performance goals and weighted aggregate corresponding payout opportunities established for the grant, including $800,000 and $200,000 worth of shares of the Company’s common stock (calculated as of the grant date) for Messrs. Balthrop and Currie, respectively, if “target” performance is achieved, $480,000 and $120,000 worth of shares of the Company’s common stock (calculated as of the grant date), respectively, in the event that minimum threshold goals are achieved, and zero shares in the event that minimum threshold goals are not achieved. Calculation of payouts between threshold and maximum performance shall be determined based on straight-line interpolation. Vesting of the RSUs (after giving effect to the adjustment above) shall occur as follows: 50% on the Determination Date and 50% on December 31, 2016. The Committee reserves the right to make certain adjustments to awards under the LTIP from time to time, in its sole discretion, to accommodate for certain unusual or nonrecurring events and circumstances, or to avoid unwarranted penalties or windfalls for Participants.

The other terms and conditions of the LTIP are substantially similar to those of the long term incentive plans for prior years, as previously disclosed.  The preceding description of the LTIP and RSU Agreement is qualified in its entirety by reference to the full text of the LTIP and RSU Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and which are incorporated herein by reference.

Grants under Luminex Corporation 2012 Long Term Incentive Plan.

On March 7, 2012, the Committee granted the awards under the LTIP described above to Patrick J. Balthrop, the Company’s President and Chief Executive Officer, and Harriss T. Currie, the Company’s Chief Financial Officer, Vice President, Finance, and Treasurer. Performance goals were established in connection with these awards as follows:

•
Performance goals under the grants are based on the following components, with the following weights given to each: 50% on the trading price of the Company’s common stock at the end of the performance period (the “Trading Price Goal”) and

•	50% on the Company’s total income from operations at the end of the performance period (the “Operating Profit Goal”), each as described more fully below and in the LTIP.
•
Partial or complete achievement of the Trading Price Goal is dependent upon the average closing price of the Company’s Common Stock for the 20 consecutive trading days ending December 31, 2014, inclusive, subject to certain adjustments as described in the LTIP. Each of Mr. Balthrop and Mr. Currie was assigned a range of trading price targets as follows: a minimum threshold of $29.29 per share, a target of $32.54 per share, and a maximum goal of $39.75 per share.

•
Partial or complete achievement of the Operating Profit Goal is dependent upon the “total income from operations” (as defined in the LTIP) for the year ended December 31, 2014 (“Operating Profit”), as further described in the LTIP. “Total income from operations” means the Company’s income from operations as reflected on the Company’s Consolidated Statement of Operations for the year ended December 31, 2014, as further described in the LTIP. Each of Mr. Balthrop and Mr. Currie was assigned a range of Operating Profit targets as follows: a minimum threshold of $58,663,000, a target of $67,286,000, and a maximum goal of $85,831,000. These targets and the trading price targets are not, and should not be relied upon as, predictions of future performance.

The targets are subject to adjustment as denoted in the LTIP and RSU Agreement.  The preceding description of the awards to Messrs. Balthrop and Currie is qualified in its entirety by reference to the full text of the LTIP and RSU Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and which are incorporated herein by reference.

2012 Cash-Based Executive Performance Incentives

On March 7, 2012, the Committee approved the 2012 cash-based performance incentive opportunities under the Company’s Management Incentive Plan for the Company’s named executive officers.

The performance awards under the Management Incentive Plan are based upon achievement of established Company performance objectives (“Company Objectives”) as well as personal business objectives (“Individual Objectives”), in each case as determined by the Committee and subject to such adjustments and exclusions as determined by the Committee.  The Company Objectives are based on (i) total revenue, (ii) revenue for high margin items (beads, royalties and assay sales), and (iii) operating profit, with each financial objective given a specified weight.  The Individual Objectives are based on specified projects or other requirements relevant to each officer’s responsibilities at the Company, including certain research and development goals, and product development milestones, with each objective given a specified weight.

The total target awards for 2012 are weighted 50% for the achievement of the Company Objectives and 50% for the achievement of Individual Objectives and are based on a target bonus established by the Committee for each participant. The target bonuses for each named executive officer approved at the meeting, reflected as a percentage of 2012 earned base salary, are the same as for 2011 and are as follows:

Name	Title	Target Bonus
Patrick J. Balthrop, Sr.	President and Chief Executive Officer	100%
Harriss T. Currie	Chief Financial Officer, Vice President, Finance, and Treasurer	50%
Michael F. Pintek	Senior Vice President, Operations	50%
Jeremy Bridge-Cook	Senior Vice President, Assay Group	50%
David S. Reiter	Vice President, General Counsel and Corporate Secretary	50%

Following the end of the fiscal year, the Committee will determine whether and the extent to which the applicable targets were met.  Generally, except as noted below for Mr. Balthrop, the Company Objectives are subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus for Company Objectives based on financial results between specified minimum, target and maximum thresholds, calculated on a linear basis. The minimum threshold represents the level of Company performance below which no incentive will be paid for Company Objectives and is to be established annually by the Committee. The target threshold represents the level where the actual incentive award paid for Company Objectives equals the targeted award and the maximum threshold represents the performance level where the actual incentive award paid equals the maximum amount permitted under the Management Incentive Plan. Minimum payouts for minimum threshold performance start at 50% of the target value for each Company Objective.  Except as otherwise determined by the Committee, Individual Objectives are not subject to an overachievement scale, but specified project goals are weighted and graded 100% for on time completion, 75% for completed late, 50% for partially complete and 0% for failure to produce partial completion, in each case as determined by the Committee.

Mr. Balthrop’s Company Objectives overachievement payouts are limited to 200% of the target bonus for Company Objectives, and certain of Mr. Balthrop’s Individual Objectives are subject to overachievement payouts up to 150% for 2012. Accordingly, the Management Incentive Plan

opportunities for 2012 provide for potential performance bonuses ranging from 0% to 165% of Mr. Balthrop’s target bonus amount and 0% to 150% of the target bonus amount of our other named executive officers, subject in each case to the achievement of the total consolidated revenue threshold approved by the Committee for 2012.

Base Salary Adjustments

On March 7, 2012, the Committee approved adjustments to the base salaries of our executive officers, including Patrick J. Balthrop, Sr., the Company’s President and Chief Executive Officer.  Mr. Balthrop’s new base salary of $700,000, which is effective as of April 1, 2012, was approved by the Committee after consultation with its independent compensation consultant and after reviewing competitive market practices and other considerations it deemed relevant.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Luminex Corporation 2012 Long Term Incentive Plan
10.2	Form of Restricted Share Unit Award Agreement for Awards under the Luminex Corporation 2012 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2012	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Luminex Corporation 2012 Long Term Incentive Plan
10.2	Form of Restricted Share Unit Award Agreement for Awards under the Luminex Corporation 2012 Long Term Incentive Plan